UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/14/2007

TRIMERIS INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	561808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 419-6050
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2007, Trimeris, Inc. (the "Company") entered into a letter agreement (the "Bolognesi Letter Agreement") with Dani P. Bolognesi whereby Dr. Bolognesi agreed to retire from his positions as Chief Executive Officer of the Company and Chief Scientific Officer effective on March 16, 2007. Pursuant to the Bolognesi Letter Agreement, Dr. Bolognesi agreed to remain a member of the Trimeris, Inc. board of directors until the Company's 2007 Annual Meeting of Stockholders and will remain available to serve as a scientific consultant to the Company until March 16, 2009.

Also pursuant to the Bolognesi Letter Agreement, upon execution and non-revocation of a Settlement Agreement and Release (the "Bolognesi Settlement and Release"), Dr. Bolognesi is entitled to receive the severance benefits described under the Executive Employment Agreement between Dr. Bolognesi and the Company dated March 9, 2007 (the "Bolognesi Executive Employment Agreement"), including two times Dr. Bolognesi's current salary and an amount equal to Dr. Bolognesi's current target bonus, as well as two years of medical coverage with the employer portions of the premiums paid and extended medical coverage after such period. Also pursuant to the Bolognesi Letter Agreement, on June 22, 2007, Dr. Bolognesi will become fully vested in 31,300 shares of Trimeris restricted common stock that were granted in June 2004 and were otherwise set to vest in June 2007; in addition, on March 16, 2009, Dr. Bolognesi will become fully vested in 50,000 shares of restricted stock granted in connection with the Bolognesi Executive Employment Agreement. The Bolognesi Letter Agreement also acknowledges that Dr. Bolognesi is eligible for retirement benefits pursuant to the Trimeris, Inc. Retiree Benefits Plan, including the ability to exercise options for their full orignial term of 10 years despite an intervening termination of employment and baord service. The Bolognesi Letter Agreement is attached hereto as Exhibit 99.1.

On March 15, 2007, the Company entered into a the Bolognesi Settlement Agreement and Release with Dani P. Bolognesi. The Bolognesi Settlement and Release is attached hereto as Exhibit 99.2.

Also on March 14, 2007, Trimeris, Inc. entered into a letter agreement (the "Bonczek Letter Agreement") with Robert R. Bonczek whereby Mr. Bonczek agreed to retire from his positions as Chief Financial Officer and General Counsel of the Company effective on April 30, 2007.

Pursuant to the Bonczek Letter Agreement, upon execution and non-revocation of a Settlement Agreement and Release (the "Bonczek Settlement and Release"), Mr. Bonczek is entitled to receive the severance benefits described under the Executive Employment Agreement between Mr. Bonczek and the Company dated March 9, 2007 (the "Bonczek Executive Employment Agreement"), including two times Mr. Bonczek's current salary and an amount equal to Mr. Bonczek's current target bonus, as well as two years of medical coverage with the employer portions of the premiums paid and extended medical coverage after such period. Also pursuant to the Bonczek Letter Agreement, on June 22, 2007, Mr. Bonczek will become fully vested in 15,700 shares of Trimeris restricted common stock that were granted in June 2004 and were otherwise set to vest in June 2007; in addition, on March 16, 2009, Mr. Bonczek will become fully vested in 35,000 shares of restricted stock granted in connection with the Bonczek Executive Employment Agreement. The Bonczek Letter Agreement also acknowledges that Mr. Bonczek is eligible for retirement benefits pursuant to the Trimeris, Inc. Retiree Benefits Plan, including the ability to exercise options for their full original ters of 10 years despite an intervening termination of employment. The Bonczek Letter Agreement in its entirety is attached hereto as Exhibit 99.3.

On March 15, 2007, the Company entered into the Bonczek Settlement and Release with Robert R. Bonczek pursuant to which he agreed to release any and all claims against the Company and related persons. The Bonczek Settlement and Release is attached hereto as Exhibit 99.4.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Letter Agreement by and between Dani P. Bolognesi and Trimeris, Inc. dated March 14, 2007.

Exhibit 99.2 Settlement Agreement and Release by and between Dani P. Bolognesi and Trimeris, Inc. dated March 15, 2007.

Exhibit 99.3 Letter Agreement by and between Robert R. Bonczek and Trimeris, Inc. dated March 14, 2007.

Exhibit 99.4 Settlement Agreement and Release by and between Robert R. Bonczek and Trimeris, Inc. dated March 15, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS INC

Date: March 20, 2007	By:	/s/ Larry Hill, Jr
Larry Hill, Jr
Acting President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Letter agreement by and between Dani P. Bolognesi and Trimeris, Inc. dated March 14, 2007.
EX-99.2	Settlement Agreement and Release by and between Dani P. Bolognesi and Trimeris, Inc. dated March 15, 2007.
EX-99.3	Letter agreement by and between Robert R. Bonczek and Trimeris, Inc. dated March 14, 2007.
EX-99.4	Settlement Agreement and Release by and between Robert R. Bonczek and Trimeris, Inc. dated March 15, 2007.